UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210 Tampa, Florida 33609
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2023, Odyssey Marine Exploration, Inc. (“Odyssey”) and Laura L. Barton entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which Ms. Barton’s employment as Odyssey’s Chief Business Officer and Secretary will end on May 31, 2023 (the “Termination Date”). Ms. Barton also resigned as a member of Odyssey’s board of directors and all committees thereof effective May 31, 2023. Ms. Barton’s resignation from Odyssey’s board of directors was not a result of any disagreement with Odyssey on any matter related to Odyssey’s operations, policies, or practices.

Ms. Barton’s separation from Odyssey resulted from Odyssey’s ongoing evaluation of its organizational structure to support its business goals, pursuant to which Odyssey has eliminated one full-time executive position. Ms. Barton will continue to provide services to Odyssey as a consultant. Odyssey appreciates Ms. Barton’s services to Odyssey over the past 25 years.

The Separation Agreement provides for Ms. Barton’s employment as Odyssey’s Chief Business Officer and Secretary to terminate effective on the Termination Date and provides severance benefits that include payments equal to six months of Ms. Barton’s base salary; a potential one-time payment in an amount based upon proceeds actually received by Odyssey and related to Exploraciones Oceánicas S. de R.L. de C.V.; acceleration of the vesting of all of Ms. Barton’s outstanding unvested stock options; and a consultant agreement (the “Consultant Agreement”) pursuant to which Ms. Barton will provide consulting services to Odyssey through January 31, 2024, for a one-time fee equal to her monthly base salary in effect at the time of her separation from Odyssey and 57,639 shares of Odyssey’s common stock. The Separation Agreement also includes a general release in favor of Odyssey, confidentiality provisions, and other customary provisions. The foregoing description of the Separation Agreement and Consultant Agreement is a summary and does not purport to be a complete description of all of the terms of the agreements.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Shell Company Transactions.

Not applicable.

(d)    Exhibits.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: May 26, 2023	By:	/s/ Christopher E. Jones
Christopher E. Jones
Chief Financial Officer